SHAREHOLDERS AGREEMENT


      THIS SHAREHOLDERS AGREEMENT is made and entered into this 2nd day of June, 1993, by and among TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC, a Florida corporation (the "Company"), ARTHUR J. FALCONE and MARCY FALCONE, residents of the State of Florida (the "A. Falcones"), EDWARD W. FALCONE and DIANA FALCONE, residents of the State of Florida (the "E. Falcones"), PHILIP CUCCI, JR. and LINDA CUCCI, residents of the State of Florida (the "Cuccis"), MEZZONEN, S.A. ("Mezzonen"), a Luxembourg company, HANDLER FAMILY TRUST DTD 9/12/91 ("HFT"), a living trust organized and existing pursuant to the laws of the State of California, CHRISTOPHER ALLICK, a resident of the State of California ("Allick"), ANDREW WHITTAKER, a resident of the State of California ("Whittaker"), DAVID F. EISNER, a resident of the State of California ("Eisner"), and DAVID J. LOSITO a resident of the State of California, ("Losito").

                                  BACKGROUND

      A. Each of the A. Falcones, the E. Falcones, and the Cuccis are the holders as tenants by the entirety of the number of shares of the Common Stock (as hereinafter defined) of the Company set forth beside their names on the signature page hereto; and, the A. Falcones, the E. Falcones, and the Cuccis, collectively own all of the Common Stock issued and outstanding on the date hereof; and

      B. Pursuant to a Series A Redeemable Preferred Stock and Warrant Purchase Agreement (the "Stock Purchase Agreement") Mezzonen, HFT, Allick, Whittaker, Eisner, and Losito, have collectively purchased twenty thousand (20,000) shares of the Preferred Stock (as hereinafter defined), (or 100%) of the Preferred Stock issued and outstanding on the date hereof; and

      C. The execution and delivery of this Agreement by each of the A. Falcones, the E. Falcones, the Cuccis, and the Company is a condition precedent to the obligation of Mezzonen, HFT, Allick, Whittaker, Eisner, and Losito, to purchase the Preferred Stock pursuant to the Stock Purchase Agreement;

      D. The parties hereto wish to state herein their mutual agreements and obligations and to impose certain restrictions on the rights and benefits with respect to the disposition of the Shares (as hereinafter defined) now or hereafter owned by the Shareholders (as defined below), and to set forth certain agreements with respect to the management of the Company.

                                   AGREEMENT

      For and in consideration of the foregoing, the agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                                1.  DEFINITIONS

      The following capitalized terms are used in this Agreement with meanings thereafter ascribed:
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      1.1 AFFILIATE. When used to indicate a relationship to a specified person, firm, corporation, partnership, association, or entity, "Affiliate" means any person, firm, corporation, partnership, association, or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with such person, firm, corporation, partnership, association, or entity.

      1.2 AGREEMENT. "Agreement" means this Agreement, together with any addenda and amendments made in the manner described in this Agreement.

      1.3 BUSINESS OF THE COMPANY. "Business of the Company" means the business of acquisition, development, and management of residential properties.

      1.4 CAUSE. "Cause" means (a) conduct amounting to fraud or dishonesty against the Company; (b) willful misconduct or repeated refusal to follow the reasonable directions of the Board of Directors of the Company; (c) knowing violation of law in the course of performance of the duties of employment with the Company; (d) repeated absences from work without a reasonable excuse; (e) repeated intoxication with alcohol or drugs while on the Company's premises during regular business hours; (f) a breach or violation of the terms of any agreement with the Company; (g) an act of disloyalty to the Company, substantially detrimental to the welfare of the Company; (h) a violation of the covenants set forth in Section 3 hereof; or (i) a conviction or plea of guilty or NOLO CONTENDERE to a felony or a crime involving moral turpitude.

      1.5 COMMISSION. "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

      1.6 COMMON STOCK. "Common Stock" means the Five Million (5,000,000) authorized shares of common stock, $.01 par value, of the Company, of which Seven Hundred and Twenty Five Thousand and One (725,001) shares are issued and outstanding as of the date hereof.

      1.7 COMMON STOCK EQUIVALENTS. "Common Stock Equivalents" means the sum of
(x) the number of shares of Common Stock outstanding, PLUS (y) the number of shares of Common Stock issuable upon conversion of all outstanding convertible securities and the exercise of all outstanding warrants, options, and rights.

      1.8 COMPETITOR. "Competitor" means a person or entity that is substantially engaged in a business like or similar to the Business of the Company. For purposes hereof "substantially engaged" shall mean that the average annual revenues of such person or entity derived from the conduct of a business like or similar to the Business of the Company during the three most recent completed fiscal years of such person or entity (of if such person or entity has conducted such business for less than three completed fiscal years, then for such lesser period) is equal to or greater than ten percent (10%) of the average annual gross revenues of such person or entity over such fiscal years (or lesser period).

      1.9 DISABILITY. "Disability" means (i) the inability of a Management Shareholder to perform the duties of such Management Shareholder's employment due to physical or emotional incapacity or illness, where such inability is expected to be of long-continued and indefinite duration or (ii) such Management Shareholder shall be entitled to (x) disability retirement benefits under the

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Federal Social Security Act or (y) recover benefits under any long-term disability plan or policy maintained by the Company. In the event of a dispute, the determination of Disability shall be made by the Board of Directors of the Company and shall be supported by advice of a physician competent in the area to which such Disability relates.

      1.10 DISPOSITION. "Disposition" means any transfer of all or any part of the rights and incidents of ownership of the Shares, including the right to vote, and the right to possession of Shares as collateral for indebtedness, whether such transfer is outright or conditional, INTER VIVOS or testamentary, voluntary or involuntary, or for or without consideration.

      1.11 EFFECTIVE DATE OF TERMINATION. "Effective Date of Termination" means the effective date of the termination of the employee-employer relationship between a Management Shareholder and the Company for any reason, including, without limitation, resignation, discharge (with or without Cause), death, Disability, or retirement, notwithstanding that severance or similar payments are made to such Management Shareholder, or if no effective date of termination of such relationship is established by any notice given by either the Company or such Management Shareholder (which date established by notice shall not be retroactive), then the effective date of termination shall be the date such Management Shareholder last performs the regular duties of such Management Shareholder's employment or position with the Company, as determined in good faith by the Board of Directors.

      1.12 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      1.13 INVESTORS. "Investors" means Mezzonen, HFT, Allick, Whittaker, Eisner, and Losito,.

      1.14 FAIR MARKET VALUE. "Fair Market Value" means the quotient of (x) the fair market value of the Company as of the fiscal quarter ended immediately prior to an Effective Date of Termination, as determined in good faith by the Board of Directors of the Company, DIVIDED BY (y) the total number of Common Stock Equivalents outstanding on the applicable Effective Date of Termination. In making the determination of the Fair Market Value pursuant to this subsection, the Board of Directors shall assume that fair market value of the Company is equal to the amount which would be paid in cash for the Company, as a going concern, by an unaffiliated third party financial buyer, and may take into account such additional factors as may be relevant to such valuation, including without limitation, the absence of a trading market for the Shares, the minority status of the Shares, and such other facts and circumstances as may be material. The Board of Directors may, but shall not be obligated to, engage the services of a reputable, experienced investment banking firm to assist it in the determination of Fair Market Value. The cost of determining Fair Market Value shall be borne by the Company.
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      1.15 MANAGEMENT SHAREHOLDERS. "Management Shareholders" means, collectively, Arthur J. Falcone, Edward W. Falcone, and Philip Cucci, Jr.

      1.16  PERMITTED DISPOSITION.  "Permitted Disposition" means:

      (a) a Disposition by a Management Shareholder to which each Shareholder consents in writing;

      (b) a Disposition effected pursuant to the provisions of Sections 2.2, 2.3, 2.6, and 2.7 hereof;

      (c) a Disposition by a Management Shareholder to (i) a member of such Management Shareholder's immediate family, as defined in the regulations promulgated under Section 16 of the Exchange Act, or to any trust for his or their benefit, (ii) to any employee of the Company;

      (d) a Disposition effected by a Management Shareholder prior to a Termination of Employment in one of the following transactions: (i) dissolution or liquidation of the Company, (ii) merger of the Company into another corporation, or any consolidation, share exchange, combination, reorganization, or like transaction in which the Company is not the survivor, excluding any such merger, consolidation, reorganization, or like transaction in which the Investors or any Affiliate of an Investor is the survivor, (iii) sale or transfer (other than as security for the Company's obligations) of at least a majority of the assets of the Company, excluding any such transfer to the Investors or their Affiliates, (iv) sale or transfer of 50% or more of the issued and outstanding Shares by the holders thereof in a single transaction or in a series of related transactions, excluding any such transfer to the Investors or their Affiliates, (v) a Public Offering (if and to the extent permitted by the managing underwriter thereof), or (vi) the exercise of the right of the Company to repurchase the Shares upon a Termination of Employment; or

      (e) a Disposition effected by an Investor, provided the conditions of
Section 2.6(a) hereof are satisfied, if applicable.

      The foregoing notwithstanding, no Disposition shall be a Permitted Disposition unless the transferor shall have obtained the written agreement of the proposed transferee, that such transferee will be bound by, and the Shares proposed to be transferred will be subject to, this Agreement. Such written agreement shall be attached as an addendum to this Agreement and thereby incorporated as a part of this Agreement, whereupon the proposed transferee shall have adopted this Agreement, and thereafter shall be a party hereto, and the term "Shareholders" as used herein shall thereafter mean and include such transferee.

      1.17 PREFERRED STOCK. "Preferred Stock" means the Twenty Nine Thousand (29,000) authorized shares of Series A Redeemable Preferred Stock, of which Twenty Thousand (20,000) shares are issued and outstanding as of the date hereof.

      1.18 PRIME RATE. "Prime Rate" means the "prime rate" as published in THE WALL STREET JOURNAL (Eastern Edition) under its "Money Rates" column and specified as "[t]he base rate on corporate loans at large U.S. commercial banks," or, if no longer published as such, the rate of

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interest announced from time to time by NationsBank, N.A., as its prime rate, base rate or reference rate. If the Wall Street Journal publishes more than one "Prime Rate" under its "Money Rates" column, then the Prime Rate shall be the average of such rates.

      1.19 PROPRIETARY INFORMATION. "Proprietary Information" means information which derives economic value, actual or potential, from not being generally known and not being readily ascertainable by proper means to other persons who can obtain economic value from its disclosure or use and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality, but shall not include Excluded Information. Proprietary Information may include either technical or non-technical data, including without limitation, (a) any process, machine, pattern, compilation, program, method, technique, formula, chemical formula, composition of matter, or device which (1) is not generally known or which a Management Shareholder has a reasonable basis to believe may not be generally known, (2) is being used or studied, or may be used or studied, by the Company and is not described in a printed patent or in any literature already published and distributed externally by the Company, and (3) is not readily ascertainable from inspection of a product of the Company; (b) any engineering, technical, or product specifications including those of features used in any current product of the Company or which may be so used, or the use of which is contemplated, or may be contemplated, in a future product of the Company; (c) any application, operating system, communication system, or other computer software (whether in source or object code) and all flow charts, algorithms, coding sheets, routines, subroutines, compilers, assemblers, design concepts, test data, documentation, or manuals related thereto, whether or not copyrighted, patented or patentable, related to or used in the Business of the Company; or (d) information concerning the customers, suppliers, products, pricing strategies of the Company, personnel assignments and policies of the Company, or matters concerning the financial affairs and management of the Company or any parent, subsidiary, or affiliate of the Company; provided however, that Proprietary Information shall not include any Excluded Information. As used herein, "Excluded Information" means Proprietary Information (i) which has been voluntarily disclosed to the public by the Company, (ii) independently developed and disclosed by parties other than the Company, or (iii) that otherwise enters the public domain through lawful means or without misappropriation of the Management Shareholders.

      1.20 PUBLIC OFFERING. "Public Offering" means one or a series of firmly underwritten public offerings by the Company, pursuant to registration statements filed by the Company with the Securities and Exchange Commission, whereby the Company completes a sale of its Common Stock such that the gross proceeds to the Company resulting from such sale exceed Five Million Dollars ($5,000,000).

      1.21 REGISTRATION EXPENSES. "Registration Expenses" means the expenses so described in Section 5.5 hereof.

      1.22 RESTRICTED STOCK. "Restricted Stock" means all shares of Common Stock held by the Shareholders, including the shares of Common Stock issued or issuable upon exercise of the Warrants described in the Stock Purchase
Agreement, excluding in each case securities which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities
Act.
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      1.23 SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      1.24 SELLING EXPENSES. "Selling Expenses" means the expenses so described in Section 5.5 hereof.

      1.25 SHARES. "Shares" means and include as to each Shareholder, all shares of the capital stock of the Company, including without limitation the Common Stock and the Preferred Stock, now or in the future owned of record or beneficially by such Shareholder (including without limitation, all Common Stock, Preferred Stock, or other securities of the Company hereafter acquired pursuant to the exercise of any option, warrant, or other right granted by the Company to such Shareholder), and all securities of the Company that may be issued in exchange for or in respect of such capital stock or securities (including, without limitation, all securities issued or resulting from any stock dividend, stock split, recapitalization, or merger effected by the Company).

      1.26 SHAREHOLDERS. "Shareholders" means the Management Shareholders and the Investors.

      1.27 TERMINATION OF EMPLOYMENT. "Termination of Employment" means the termination of the employee-employer relationship between a Management Shareholder and the Company for any reason, including, without limitation, a termination by resignation, discharge, death, Disability, or retirement, notwithstanding that severance or similar payments are made to such Management Shareholder. The Board of Directors of the Company shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including whether a leave of absence constitutes a Termination of Employment, or whether a Termination of Employment is for Cause.

      1.28 TRANSACTION. "Transaction" means the Company shall consummate (i) a sale of all or substantially all of the assets of the Company, (ii) the merger of the Company into another corporation or any consolidation, share exchange, combination, reorganization, or like transaction in which the Company is not the survivor or in which persons holding a majority of the Common Stock of the Company issued and outstanding immediately prior to the consummation of such transaction and any related transaction hold less than a majority of the shares of the resulting or surviving corporation, issued and outstanding immediately after the consummation of such transaction or transactions, or (iii) sale or transfer of 50% or more of the issued and outstanding common stock of the Company held by the Investors, excluding any distribution by an Investor to its partners of such Common Stock, treating as outstanding for the purposes of such determination all shares of Common Stock issuable upon the conversion of all then outstanding convertible securities and the exercise of all outstanding options and warrants, effective the date immediately preceding the consummation of such sale of assets, merger, consolidation, share exchange, combination, reorganization, or sale of Common Stock.

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                               2. SHARE CONTROL

      2.1 RESTRICTIONS UPON TRANSFER OF SHARES. Except as otherwise provided in this Agreement, no Shareholder shall make any Disposition of any Shares owned by such Shareholder, except a Permitted Disposition as provided in this Agreement. No Permitted Disposition shall be valid unless the Shareholder shall have obtained the written agreement of the proposed transferee, including, without limitation, any pledgee, that such transferee will be bound by, and the Shares to be transferred will be subject to, this Agreement.

      2.2   RIGHT OF FIRST REFUSAL.

            (a) If a Shareholder (the "Offering Shareholder"), desiring to make a transfer of Shares, which is not a Permitted Disposition until the provisions of this Section 2.2 have been observed, shall receive a bona fide written offer from a third party that is not a Competitor (the "Proposed Transferee") to purchase all or part of the Shares then owned by the Offering Shareholder that the Offering Shareholder desires to accept (an "Offer"), the Offering Shareholder shall as a condition precedent to accepting the Offer, offer to the Company, the Investors, and each of the other Shareholders (collectively the Investors and the other Shareholders are the "Other Shareholders" and individually an "Other Shareholder"), in the manner set forth below, the right to purchase, individually or in the aggregate, all of the Shares that are the subject of the Offer for the same price and the same terms as contained in the Offer.

            (b) Within ten (10) business days after receipt of the Offer, the Offering Shareholder shall notify the Company and each of the Other Shareholders in writing of the Offer, stating in such notice (the "Transfer Notice") the details of the Offer, including (i) the name and address of the Proposed Transferee, (ii) the number of Shares to which the Offer pertains (the "Offered Shares"), (iii) the price per share offered by the Proposed Transferee for the Offered Shares (the "Price"), and (iv) the terms and method of payment. A copy of the Offer shall be attached to the Transfer Notice. The Transfer Notice shall constitute an offer (the "Right of First Refusal") by the Offering Shareholder to sell the Offered Shares to the Company and, if and to the extent that the Company shall not accept the Right of First Refusal, to the Other Shareholders at the Price and upon the terms and conditions set forth in the Transfer Notice, which offer shall be irrevocable for sixty (60) business days from the date the Transfer Notice is delivered to the Company, subject to satisfaction of the conditions specified in Section 2.2(f) hereof.

            (c) The Company shall have the first option to purchase all or any portion of the Offered Shares. If the Company desires to purchase all or any part of the Offered Shares, the Company shall communicate, in writing, its election to purchase to the Offering Shareholder, which communication shall state the number of Offered Shares the Company desires to purchase and the Price and terms of payment (which shall be identical to the terms described in the Transfer Notice), and shall be delivered in person or mailed to the Offering Shareholder at the address set forth in the Transfer Notice or if no address is set forth in the Transfer Notice, at the address reflected in the Company's stock transfer records (with a copy being contemporaneously delivered to each of the Other Shareholders) within thirty (30) business days of the date the Transfer Notice was delivered to the Company. Such communication shall, when taken in conjunction with the Transfer Notice, be deemed to constitute a valid, legally binding, and enforceable agreement for the sale and purchase of

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all or that portion of the Offered Shares which the Company has so elected to purchase, subject to satisfaction to the conditions specified in Section 2.2(f) hereof.

            (d) If the Company does not exercise its option to purchase all of the Offered Shares from the Offering Shareholder, each Other Shareholder shall have an option to purchase all or any portion of the Offered Shares not purchased by the Company (the "Remaining Shares"), exercisable by giving written notice of exercise to the Offering Shareholder, each Other Shareholder and the Company. Such written notice shall state the number of Remaining Shares such Other Shareholder elects to purchase, and shall be delivered in person or mailed to the Offering Shareholder, the Company, and all Other Shareholders at the addresses reflected in the Company's stock transfer records within twenty (20) business days after the expiration of the thirty (30) day period for exercise of the Right of First Refusal granted to the Company in Section 2.2(c) above. Such communication shall, when taken in conjunction with the Transfer Notice, be deemed to constitute a valid, legally binding, and enforceable agreement for the sale and purchase of all or that portion of the Offered Shares which the Other Shareholder has so elected to purchase, subject to the satisfaction of the conditions specified in Section 2.2(f) of this Agreement, and to the terms set forth in the remainder of this paragraph. In the event that more than one Other Shareholder exercises the right to purchase the Remaining Shares, each Other Shareholder may purchase up to a pro rata portion of the Remaining Shares (based upon the ratio of the number of Shares owned by each such exercising Other Shareholder to the number of Shares owned by all exercising Other Shareholders). In the event that one or more exercising Other Shareholders elects not to purchase the full pro rata portion of Offered Shares to which such Other Shareholder is entitled, the exercising Other Shareholders may purchase such Remaining Shares on a pro rata basis (based upon the ratio of the number of Shares owned by each exercising Other Shareholder to the number of Shares owned by all exercising Other Shareholders). This method of allocation shall continue to apply to options to purchase all of the Offered Shares not purchased by the Company until all options have been exercised by one or more Other Shareholders (which exercises shall constitute the valid, legally binding, and enforceable agreement as provided above), or until the remaining Other Shareholders elect not to exercise their rights to purchase any additional Remaining Shares.

            (e) The closing of the purchase of any Offered Shares by the Company or Remaining Shares by the Other Shareholders hereunder shall be held at the principal office of the Company in Coral Springs, Florida. The Company shall designate a closing date and time, which date shall be not earlier than sixty
(60) nor later than ninety (90) business days after the date of the Transfer Notice as may be agreed upon by the Company and the Offering Shareholder. At the closing, the Offering Shareholder shall deliver certificates duly endorsed or accompanied by duly executed stock powers for the Offered Shares being purchased pursuant to this Section 2.2 and shall transfer the Offered Shares being purchased pursuant to this Section 2.2 to the purchasers thereof, free and clear of all liens, claims, charges, or encumbrances, against payment for the Offered Shares in accordance with the terms of the Transfer Notice. If the Company shall be the purchaser of the Offered Shares, the Company shall have the right to set off against any payment for such Offered Shares the amount by which the Offering Shareholder shall be indebted to the Company.

            (f) Notwithstanding the foregoing, if the Right of First Refusal is not exercised with respect to all of the Offered Shares within sixty (60) days after the date of the Transfer Notice, or if the Company and the Other Shareholders do not purchase all of the Offered Shares within the

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time period specified in Section 2.2(e), then the Offering Shareholder shall be under no obligation to sell any Offered Shares to the Company or the Other Shareholders, and the Offered Shares may be sold by the Offering Shareholder to the Proposed Transferee at any time within forty-five (45) days after the date of the expiration of the sixty (60) day time period referred to above. Any such sale shall be only to the Proposed Transferee at not less than the Price and upon other terms and conditions not more favorable to the Proposed Transferee than those specified in the Transfer Notice. No transfer of the Offered Shares or any portion thereof shall be made to any Competitor.

            (g) As a condition precedent to the sale and transfer of any Offered Shares by the Offering Shareholder, the Offering Shareholder shall obtain (i) the written agreement of the Proposed Transferee that the Proposed Transferee will be bound by, and that the Offered Shares transferred to the Proposed Transferee will be subject to, this Agreement as provided in Section 2.1 above, except that, notwithstanding any other provision of this Agreement, the Proposed Transferee shall not be subject to Sections 2.3, 2.6, or 2.7 of this Agreement and (ii) an opinion of counsel, satisfactory to the Company, that such transfer of interest does not require registration under the Securities Act, and any applicable state securities laws. The Company shall not give effect on its books to any transfer or purported transfer of Offered Shares held or owned by any Offering Shareholder to the Proposed Transferee unless each and all of the conditions hereof effecting such transfer shall have been satisfied. If the transfer by the Offering Shareholder to the Proposed Transferee of that portion of the Offered Shares as to which the Right of First Refusal has not been exercised and consummated, is not made within forty-five (45) days after the date the Offering Shareholder first becomes free to make such transfer, that right to transfer in accordance with this Section 2.2 shall expire. In such event the restrictions of this Section 2.2 shall be reinstated as to all Shares which have not been so transferred, and any subsequent transfer of such Shares, whether or not to the same Proposed Transferee, must be made strictly in compliance with the provisions of this Section 2.2.

      2.3   COMPANY'S RIGHT TO REPURCHASE SHARES.

            (a) Upon the occurrence of a Termination of Employment prior to the third anniversary of this Agreement, the Company shall have the option to purchase all or any portion of the Shares owned by the Management Shareholder as to whom a Termination of Employment has occurred (such Management Shareholder is hereinafter the "Subject Shareholder") at any time within three (3) months after the Effective Date of Termination. The purchase price for the Shares owned by such Subject Shareholder shall be determined on the basis of whether the Termination of Employment of the Subject Shareholder was for Cause, and if the Termination of Employment was not for Cause, the amount of time which has elapsed between the date of this Agreement and the Effective Date of Termination.

            (b) In the event the Termination of Employment of the Subject Shareholder is for Cause, the purchase price per Share shall be $.01.

            (c) In the event the Termination of Employment of the Subject Shareholder is not for Cause, the aggregate purchase price for all Shares owned by the Subject Shareholder shall be equal to the sum of (x) the product of (i) the number of FMV Shares (as set forth on the table below) MULTIPLIED BY (ii) Fair Market Value PLUS (y) the product of (i) the number of Cost Shares MULTIPLIED BY (ii) $.01. The number of FMV Shares and the number of Cost Shares shall be determined by
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multiplying the applicable percentage from the table set forth below by the number of Shares owned of record and beneficially (in the case of a Permitted Disposition described in Section 1.16(c) hereof) by the Subject Shareholder and rounding to the nearest whole Share.

                         Percentage of Shares which are:
                                                      FMV         COST
       DATE OF TERMINATION                           SHARES      SHARES

Prior to the first anniversary hereof .................        0%       100%

On or after the first anniversary hereof through the
   day prior to the second anniversary hereof .........     33.3%      66.6%

On or after the second anniversary hereof through
   the day prior to the third anniversary hereof ......     66.6%      33.3%

On or after the third anniversary hereof ..............      100%         0%

            (d) The Company shall exercise its right to purchase, if it chooses to exercise such right, by giving written notice to the Subject Shareholder (or the personal representative, executor or administrator of the Subject Shareholder, as the case may be) within ninety (90) days following the occurrence of the Termination of Employment. The closing of any purchase of Shares pursuant to this Section 2.3 shall take place at the principal office of the Company not earlier than thirty (30) nor later than forty-five (45) days after the date of the Company's written notice of the exercise of its right to purchase such Shares pursuant to this Section 2.3.

            (e) At the closing, the Subject Shareholder shall deliver all stock certificates representing the Shares to be purchased, properly endorsed for transfer, and the Company shall pay the Subject Shareholder the aggregate purchase price for the Shares (i) one part in cash in an amount equal to 25% of the total purchase price and (ii) the other part shall be paid by delivery of an unsecured promissory note of the Company, payable to the order of the Subject Shareholder (or the personal representative, executor, or administrator of the Subject Shareholder, as the case may be), and bearing interest at the Prime Rate in effect on the date of the Closing PLUS three percentage points, with accrued and unpaid interest being due on each principal installment payment date. The principal amount of such note shall be payable in (i) eight (8) equal quarterly installments if the original principal amount of the note is equal to or less than $1,000,000, (ii) twelve (12) equal quarterly installments if the original principal amount of the note is greater than $1,000,000 but equal to or less than $1,500,000; (iii) sixteen (16) equal quarterly installments if the original principal amount of the note is greater than $1,500,000 but equal to or less than $2,000,000, or (iv) twenty (20) equal quarterly installments if the original principal amount of the note is greater than $2,000,000. Payment of quarterly installments shall commence on the first three month anniversary of the closing date. The Company shall have the right to set off against the cash portion of the purchase price paid at Closing the amount of any indebtedness, including accrued but unpaid interest, then owed by the Subject Shareholder to the Company.
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
      2.4 FAILURE TO DELIVER SHARES TO THE COMPANY. If a Shareholder becomes obligated to sell any Shares to the Company or to the Other Shareholders under this Agreement (the "Obligated Shareholder") and fails to deliver such Shares in accordance with the terms of this Agreement, the Company or such Other Shareholder may, in addition to all other remedies it may have, tender to the Obligated Shareholder, at the address set forth in the stock transfer records of the Company, the purchase price for such Offered Shares as is herein specified, and (i) in the case of shares to be sold to the Company pursuant to this Agreement, cancel such shares on its books and records whereupon all of the Obligated Shareholder's right, title, and interest in and to such Shares shall terminate, (ii) in the case of Shares to be sold to an Other Shareholder under this Agreement, issue certificates representing such shares to the Other Shareholder and register the Other Shareholder on its Company's books and records as the record owner of the shares whereupon all of the Obligated Shareholder's right, title, and interest in and to such shares shall terminate.

      2.5 COMPANY'S INABILITY TO PURCHASE. If the Company shall become obligated under either Sections 2.2 or 2.3 hereof to purchase the Shares of a Shareholder and the Company at such time is unable to fulfill its obligations hereunder by reason of the Company's commitments to creditors, the Company may assign its rights or delegate its obligations hereunder to one or more other Shareholders or Investors of the Company who may then perform all of the obligations of the Company, and exercise all rights of the Company, with respect to the purchase of such Shares; provided, however, such assignment and delegation shall not relieve the Company of its obligations hereunder (including, without limitation, the obligation to pay for the purchased Shares) upon the failure of such assignee or delegatee to perform such obligations.

      2.6   COMEALONG AND TAKEALONG RIGHTS OF MANAGEMENT SHAREHOLDERS.

            (a) In the event an Investor proposes to sell, or otherwise dispose of for value, more than twenty-five (25%) percent in value of the Warrants and Warrant Shares owned by such Investor to (1) a third party, or, (2) directly or indirectly, to the Company (for the purposes of this Section 2.6(a), a "Transferee"), other than a transfer by an Investor that is a distribution or partial distribution, without new consideration, of all or any part of the Warrants and Warrant Shares owned by such Investor to the partners of such Investor (for the purposes of this Section 2.6(a), the Warrants and Warrant Shares to be sold are hereinafter referred to as the "Transfer Shares"), such Investor shall require the Transferee, as a condition precedent to the consummation of the sale or disposition of the Transfer Shares of such Investor to the Transferee, to offer to acquire on the same terms as the proposed sale or disposition from each Management Shareholder a number of Shares equal to the product of (i) the number of Shares owned of record by such Management Shareholder MULTIPLIED BY (ii) a fraction, the numerator of which is the number of Transfer Shares such Investor proposes to sell or otherwise dispose of to the Transferee, and the denominator of which is the total number of Shares owned beneficially and of record by such Investor (for the purposes of this Section 2.6(a), such number of Shares is hereinafter referred to as the "Allocation Shares"). For purposes of determining the numerator and denominator of the fraction described in the preceding sentence, the number of Transfer Shares to be sold by such Investor and the number of Shares owned of record or beneficially by such Investor shall be determined on a Common Stock Equivalents basis. Such Investor shall give written notice (for the purposes of this Section 2.6(a), the "Co-Sale Notice") to each Management Shareholder which shall describe fully the terms of the proposed sale or disposition, the number of Transfer Shares of such Investor to be sold or otherwise disposed of, and the number of Allocation

Shares of each Management Shareholder eligible for co-sale, the name and address of the Transferee, and the proposed closing date of the purchase and sale. The Co-Sale Notice shall be signed by such Investor and by the Transferee and shall be an irrevocable offer, open for thirty (30) days after receipt, of both parties to acquire, as provided above, all Allocation Shares. Each Management Shareholder shall have thirty (30) days after receipt of the Co-Sale Notice to accept such offer as to all or a portion of the Allocation Shares and notify the Transferee and such Investor in writing of the number of Allocation Shares, if any, such Management Shareholder wishes to sell to the Transferee. Such Investor may not consummate the proposed sale or disposition to the Transferee unless (x) the sale of Allocation Shares pursuant to the co-sale right of each Management Shareholder who timely accepts the offer of the Transferee is consummated or (y) each Management Shareholder waives the right of co-sale as to all or part of the Allocation Shares or (z) the irrevocable offer expires without acceptance by any Management Shareholder after the thirty (30) day period. Such Investor and the Transferee shall keep each Management Shareholder fully informed of the progress of the sale proposed in the Co-Sale Notice.

            (b) In the event a Management Shareholder proposes to sell, or otherwise dispose of for value, more than twenty five (25%) percent in number of the Shares owned by such Management Shareholder (1) to a third party other than a transaction described in Section 1.16(c) or 1.16(d) or (2) directly or indirectly, to the Company (for the purposes of this Section 2.6(b), a "Transferee"), after compliance with the provisions of Section 2.2 hereof (for the purposes of this Section 2.6(b), the Shares to be sold are hereinafter referred to as the "Transfer Shares"), such Management Shareholder shall require the Transferee, as a condition precedent to the consummation of the sale or disposition of the Transfer Shares of such Management Shareholder to the Transferee, to offer to acquire on the same terms as the proposed sale or disposition from each Investor a number of outstanding Warrant Shares and Warrant Shares issuable upon exercise of outstanding Warrants (defined as the "Warrant Share Equivalents") equal to the product of (i) the number of Warrant Share Equivalents owned of record by such Investor MULTIPLIED BY (ii) a fraction, the numerator of which is the number of Transfer Shares such Management Shareholder proposes to sell or otherwise dispose of to the Transferee, and the denominator of which is the total number of Shares owned beneficially and of record by such Management Shareholder (for the purposes of this Section 2.6(b), such number of Warrant Share Equivalents is hereinafter referred to as the "Allocation Shares"). For purposes of determining the numerator and denominator of the fraction described in the preceding sentence, the number of Transfer Shares to be sold by such Management Shareholder and the number of Shares owned of record or beneficially by such Management Shareholder shall be determined on a Common Stock Equivalents basis. Such Management Shareholder shall give written notice (for the purposes of this Section 2.6(b), the "Co-Sale Notice") to each Investor which shall describe fully the terms of the proposed sale or disposition, the number of Transfer Shares of such Management Shareholder to be sold or otherwise disposed of, and the number of Allocation Shares of each Investor eligible for co- sale, the name and address of the Transferee, and the proposed closing date of the purchase and sale. The Co-Sale Notice shall be signed by such Management Shareholder and by the Transferee and shall be an irrevocable offer, open for thirty (30) days after receipt, of both parties to acquire, as provided above, all Allocation Shares. Each Investor shall have thirty (30) days after receipt of the Co-Sale Notice to accept such offer as to all or a portion of the Allocation Shares and notify the Transferee and such Management Shareholder in writing of the number of Allocation Shares, if any, such Investor wishes to sell to the Transferee. Such Management Shareholder may not consummate the proposed sale or disposition to the Transferee unless (x) the sale of Allocation Shares pursuant to the co-sale right of each Investor who timely accepts the offer of the Transferee is consummated or (y) each Investor waives the right of co-sale as to all or part of the Allocation Shares or (z) the irrevocable offer expires without acceptance by any Investor after the thirty (30) day period. Such Management Shareholder and the Transferee shall keep each Investor fully informed of the progress of the sale proposed in the Co-Sale Notice.

            (c) In the event that the Investors, at any time after June 1, 1996, negotiate in good faith a term sheet, letter of interest, or letter of intent for the sale of all Preferred Stock, Warrants, and Warrant Shares owned by the Investors as a group and all Shares owned by the Management Shareholders to a non-affiliated buyer (such buyer is for the purposes of this Section 2.6(c), a "Buyer") on terms acceptable to the Investors, in a transaction which is not an offering which requires registration under the Act, the Investors shall notify the Company and each of the Management Shareholders in writing of their receipt of a term sheet, letter of interest, or letter of intent from a Buyer, stating in such notice (the "Section 2.6(c) Notice") the details of the proposed transaction, including (i) the name and address of the Buyer, (ii) the number of Warrant Shares or rights to obtain Warrant Shares to be sold or transferred by the Investors in the proposed transaction (which shall be all of the Warrants and Warrant Shares held by the Investors), (iii) the number of shares of Preferred Stock to be sold or transferred to the Buyer in the proposed transaction (which shall be all of the Preferred Stock held by the Investors),
(iv) the total purchase price ("Total Proceeds") to be paid by the Buyer for all outstanding shares of Preferred Stock, all outstanding Warrants, and all outstanding Warrant Shares held by the Investors and all shares of Common Stock by the Management Shareholders and their affiliates proposed to be sold or transferred to the Buyer in the proposed transaction, (v) the allocation of the Total Proceeds between the Preferred Stock on one hand and all outstanding shares of the Common Stock and all outstanding Warrants and Warrant Shares on the other, which allocation shall be made as follows: first, $100 per outstanding share of Preferred Stock PLUS any accrued and unpaid Dividends on each outstanding share of Preferred Stock, and second, the balance shall be allocated equally per share to the then outstanding Common Stock, Warrants, and Warrant Shares on a Common Stock Equivalent basis, such that each outstanding share of Common Stock held by a Management Shareholder, and each Warrant Share that is outstanding or issuable upon the exercise of an outstanding Warrant, receives an identical per share allocation of the Total Proceeds, and (vi) the terms and method of payment by the Buyer of the consideration to be paid for the Preferred Stock, Common Stock, Warrants, and Warrant Shares to be sold or transferred to the Buyer. A copy of the term sheet, letter of interest, or letter of intent, shall be attached to the Section 2.6(c) Notice. The Management Shareholders, acting by the vote of a majority of the Shares held by the Management Shareholders, shall have thirty (30) days from receipt of the Section 2.6(c) Notice to consider the proposed transaction and (x) to deliver to the Company and to each Investor, a Call Notice, which obligates the Company and the Management Shareholders (on a joint and several basis) to redeem all outstanding Preferred Stock, Warrants, and Warrant Shares then held by the Investors for the same amount of consideration which the Investors would have received in the proposed transaction, as specified in the Section 2.6(c) Notice in accordance with subsection (v) of this Section 2.6(c), or (y) participate in the proposed transaction, by each Management Shareholder selling to the Buyer, all Shares owned by such Management Shareholder for the same consideration per share of Common Stock held by a Management Shareholder as the consideration to be received by the Investors for each Warrant Share outstanding or issuable upon exercise of a Warrant, as specified in the Section 2.6(c) Notice, in accordance with subsection (v) of this Section 2.6(c). In the event the Management Shareholders holding a majority of the Shares held by Management Shareholders elect, within such thirty (30) day period, to pursue the alternative described in subsection (x) in the preceding sentence and thereby decline to participate in the proposed transaction, the Company and the Management Shareholders shall deliver a Call Notice within such thirty (30) day period, which shall constitute an irrevocable call option from the Company and the Management Shareholders (on a joint and several basis) on the Preferred Stock and on the Warrants and Warrant Shares held by the Investors for the amount of consideration which the Investors would have received in the proposed transaction as specified in the
Section 2.6(c) Notice in accordance with subsection (v) of this Section 2.6(c). Delivery of the Call Notice within such thirty (30) day period shall terminate any obligation of the Management Shareholders to sell any Shares to the Buyer. The closing of the transaction contemplated by the Call Notice by the Company and the Management Shareholders shall be held at the principal office of the Company in Coral Springs, Florida. The Company shall designate a closing date and time, which date shall be not later than one hundred fifty (150) days after the date of the Section 2.6(c) Notice as may be agreed upon by the Company and Investors. At the closing of the transactions contemplated by the Call Notice, the Investors shall deliver certificates duly endorsed or accompanied by duly executed stock powers for the Preferred Stock, Warrants, and Warrant Shares being purchased pursuant to this Section 2.6(c) and shall transfer the Preferred Stock, Warrants, and Warrant Shares being purchased pursuant to this Section 2.6(c) to the purchasers thereof, free and clear of all liens, claims, charges, or encumbrances, against payment for the Preferred Stock, Warrants, and Warrant Shares, against payment of the amount of consideration payable therefor, payable in cash or cash and notes, in each case having a value equal to the amount of consideration which the Investors would have received in the proposed transaction as specified in the Section 2.6(c) Notice in accordance with subsection (v) of this Section 2.6(c). If on the other hand, the Management Shareholders holding a majority of Shares owned by all Management Shareholders fail to deliver a Call Notice within such thirty (30) day period, the Management Shareholders shall have an irrevocable obligation to sell to the Buyer, on the same terms and conditions as the Investors for the consideration specified in the Section 2.6(c) Notice as aforesaid. The Investors shall keep the Management Shareholders fully informed as to the status of the proposed transaction and permit the Management Shareholders to participate in all negotiations with the Buyer after the expiration of the thirty (30) day period which commences on the date the Company receives the Section 2.6(c) Notice (assuming no Call Notice is delivered to the Investors. The Investors and the Management Shareholders will, in such event, use best efforts to consummate the proposed transaction with the Buyer. The right of first refusal provided in Section 2.2 hereof shall be inapplicable to any sale effected under this Section 2.6(c).

      2.7   PURCHASE UPON DEATH.

      Prior to a Public Offering, upon the death of any of Arthur J. Falcone ("AJF"), Edward W. Falcone ("EWF") or Philip Cucci, Jr. ("CUCCI"), the Company shall purchase from the surviving spouse of such individuals, or from the estate of such individuals if their respective spouses shall not have survived them, all Shares then owned by such individuals, either jointly with their respective spouses or in their individual names. The Purchase Price for such Shares shall be the par value thereof. The Company shall maintain life insurance policies on the lives of each of AJF, EWF, and CUCCI in the amount of $1,000,000 each. The beneficiaries of such policies shall be the spouses of the respective individuals. Each of the spouses of such individuals, by their signatures hereto agree to sell all Shares to the Company in accordance with the terms hereof. All of the aforementioned individuals shall cause their respective last wills and testaments to be modified to include an agreement for the sale of all Shares owned by such individuals to the Company. In the event that the Company shall fail to maintain such policies or if the proceeds thereof shall not be paid to the respective spouses, the agreement of the spouses to such sale shall lapse.

                          3. RESTRICTIVE COVENANTS.

      3.1 COVENANT NOT TO COMPETE. Each Management Shareholder separately covenants and agrees with the Company that, for so long as such Management Shareholder is employed by the Company, and for a period of one (1) year following the termination, for whatever reason, of such employment, such party will not, either directly or indirectly, on such party's own behalf or in the service of others in the territorial United States:

            (a) engage in the Business of the Company as an officer, director, executive, managerial employee, consultant to, representative of, agent of, partner, or stockholder of a Competitor (other than as owner of less than five (5%) percent of the outstanding voting securities of an entity whose voting securities are traded or quoted on a national securities exchange or the National Association of Securities Dealers Automated Quotation System);

            (b) solicit or attempt to solicit for the benefit of a Competitor, the Business of the Company from any person, firm, or entity that was a customer of the Company while Management Shareholder was an employee of the Company; or

            (c) hire, solicit, or induce away, or attempt to hire, solicit, or induce away, for the benefit of a Competitor any person employed by the Company, whether such employment is at will or for a stated period.

      3.2   PROPRIETARY INFORMATION.

            (a) Each Management Shareholder acknowledges and agrees that all Proprietary Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of the Company and that any Proprietary Information produced by the Management Shareholder during the period of the Management Shareholder's employment by the Company shall be considered "work for hire" as such term is defined in 17 U.S.C. Section 101, ET. SEQ., the ownership and, if applicable, the copyright of which shall be vested solely in the Company. Each Management Shareholder agrees (i) immediately to disclose to the Company all Proprietary Information developed in whole or part by such Management Shareholder during the term of such Management Shareholder's employment by the Company, and (ii) at the request and expense of the Company, to do all things and sign all documents or instruments reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the exclusive rights of the Company in such Proprietary Information including, without limitation, providing to the Company such Management Shareholder's full cooperation in any litigation or other proceeding to establish, protect, or obtain such exclusive rights. Upon request by the Company, and in any event upon Termination of Employment, such Management Shareholder shall promptly deliver to the Company, and shall not retain or transmit to any other party or parties, all property belonging to the Company including, without limitation, all Proprietary Information (and all embodiments thereof) then in such Management Shareholder's custody, control, or possession.

            (b) Each Management Shareholder agrees that all Proprietary Information received or developed by such Management Shareholder as a result of such Management Shareholder's employment or association with the Company will be held in trust and kept in the strictest confidence, that such Management Shareholder will protect such Proprietary Information from disclosure, and that such Management Shareholder will not use, reproduce, distribute, disclose, or otherwise disseminate, by electronic or other means, the Proprietary Information or any physical embodiments thereof, except in connection with such Management Shareholder's employment hereunder, without the Company's prior written consent. The obligations of confidentiality contained in this Agreement with respect to all Proprietary Information will apply during such Management Shareholder's employment by the Company and at any and all times after expiration or termination (for whatever reason) of such employment.

      3.3 ENFORCEMENT. In the event of final adjudication of a breach or contemplated breach of the covenants and agreements set forth in Sections 3.1 and 3.2 above, the Company shall have the right, in addition to all other rights or remedies available to it at law or in equity, to set off against and deduct from any monies then payable or thereafter to become payable to the breaching Shareholder pursuant to Section 2 hereof, the amount of any damages suffered or incurred by the Company as a result of such breach. In addition, the Company shall be entitled to preliminary and permanent injunctive relief against the breaching Shareholder to prevent or enjoin an actual or threatened breach of such covenants and agreements or the continuation thereof by such Shareholder.

                           4. CORPORATE GOVERNANCE

      4.1   VOTING AGREEMENTS AND RIGHTS.

            (a) For so long as this Agreement remains in effect, and no Two-Dividend Default, as defined in the Amended and Restated Articles of Incorporation of the Company as in effect on the date hereof has occurred, each Shareholder agrees to vote all Shares the voting of which is under the control of such Shareholder in the following manner:

                  (i) To maintain a Board of Directors consisting of four (4) members, unless otherwise agreed to by all Shareholders in writing;

                  (ii) To cause AJF to be elected as a Director of the Company for so long as AJF is a holder of Common Stock;

                  (iii) To cause two persons designated in writing by the Management Shareholders holding a majority of the Shares held by the Management Shareholders and their Affiliates (the "Management Shareholder Nominees") to be elected as Directors of the Company; and

                  (iv) To cause a person designated in writing by the Investors holding a majority of the outstanding shares of Preferred Stock and Warrant Shares (the "Investor Nominee") to be elected as a director of the Company.

            (b) As of the date hereof, the Management Shareholder Nominees are EWF and CUCCI and the Investor Nominee is Christopher Allick. This designation shall remain in effect until a new designation is delivered in writing to the Corporation and each party to this Agreement. A new designation shall be effective when delivered. The Management Shareholders and the Investors will each use reasonable efforts to notify all other Shareholders at least three (3) days prior to any meeting (or written action in lieu of a meeting) of stockholders of the Company at or by which directors are to be elected, if the director nominee will change from the Nominee set forth in this sub section (b).

            (c) The Investor Nominee shall be appointed to fill the vacancy created on the Board of Directors by the filing of the Company's Amended and Restated Articles of Incorporation with the Department of State of the State of Florida effective upon the execution of this Agreement.

            (d) In the event that either a Management Shareholder Nominee or the Investor Nominee shall cease to serve as a director of the Company for any reason, the Management Shareholders or the Investors, which ever is applicable, shall have the right to appoint a successor nominee. The Shareholders shall use their best efforts to ensure that such successor nominee is duly appointed and elected to fill such vacancy in the manner provided in the Bylaws of the Company.

            (e) From and after the occurrence of a Two-Dividend Default, the Investors and the Management Shareholders shall have the voting rights set forth in the Amended and Restated Articles of Incorporation.

      4.2   LIMITATION ON CERTAIN ACTIONS.

            (a) The Shareholders agree that, with regard to any matter which requires stockholder action, or which the Board of Directors desires to obtain stockholder consent, the action by the Shareholders shall be taken (i) by written consent in lieu of a meeting and such written consent action is approved in writing by the holders of a majority of the then outstanding shares of Preferred Stock consenting as a separate class, in accordance with the Bylaws of the Company or (ii) a meeting of Shareholders duly called and held in accordance with the Bylaws of the Company.

            (b) The Shareholders agree that no action shall be taken by the Board of Directors unless such action is taken (i) by written consent in lieu of a meeting or (ii) at a meeting duly called and held in accordance with the Bylaws of the Company.

            (c) The Shareholders agree that no dividend shall be payable on or with respect to the Common Stock without the written consent of the Director or Directors nominated by the Investors.

      4.3 RIGHT TO PURCHASE NEW SECURITIES. The Company hereby grants to each Shareholder the right to purchase a pro rata share of any New Securities, as hereinafter defined (the "Purchase Right"), which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this Purchase Right, is a fraction, the numerator of which is the number of Common Stock Equivalents then held by a Shareholder, and the denominator of which is the total number of Common Stock Equivalents then outstanding.

            (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and any rights, options, or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type that are, or may become, convertible into said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include: (i) securities offered to the public generally pursuant to a registration statement filed pursuant to the Securities Act, or pursuant to Regulation A under the Securities Act; (ii) securities issued pursuant to the acquisition of another corporation by the Company by a merger, share exchange, the purchase of substantially all of the assets, or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation; (iii) shares of Common Stock or related options convertible into such Common Stock issued to employees of, officers, and directors of the Company pursuant to any plan or arrangement approved by the Board of Directors of the Company; (iv) securities issued pursuant to any rights or agreements including without limitation convertible securities, options, and warrants, provided that the Purchase Right under this
Section 4.3 applies with respect to the initial sale of New Securities or the grant by the Company of such rights or agreements; (v) securities issued in connection with any stock split, stock dividend, or recapitalization by the Company; (vi) securities issued pursuant to the anti-dilution provisions of any now or hereafter outstanding option, warrant, right, or convertible security; or
(vii) as a dividend in kind on the Preferred Stock.

            (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the New Securities. Each Shareholder shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to its respective pro rata portion of shares of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company of such Shareholder's intentions and stating therein the quantity of New Securities to be purchased by such Shareholder.

            (c) In the event a Shareholder fails to exercise the Purchase as provided herein within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell or enter into a written agreement (pursuant to which the sale of New Securities covered thereby shall be completed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities not elected to be purchased by the Shareholders at a price and upon such terms which are no more favorable to the purchaser of such New Securities than specified in the Company's notice to the Shareholders. In the event the Company has not sold the New Securities or entered into a written agreement to sell the New Securities within said ninety (90) day period (or completed the sale of the New Securities within sixty (60) days from the date of said agreement, as provided above), the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided in this Section 4.3.

            (d) The Right to Purchase New Securities granted to a Shareholder under this Section 4.3 shall expire upon the first to occur of the following:
(i) the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act or (ii) the date such Shareholder no longer owns any Shares.

                           5.  REGISTRATION RIGHTS.

      5.1 DEMAND REGISTRATION. Investors holding not less than one-half of the shares of Restricted Stock then held by Investors, may request the Company to register under the Securities Act not less than one-half of all shares of Restricted Stock then held by the Investors as a group for sale in the manner specified in such notice (shares of Restricted Stock issuable upon exercise of any option, warrant, or right which is then immediately exercisable and shares of Restricted Stock issuable upon conversion of any convertible security which is then immediately convertible, shall be deemed held by such Investor for the purposes of this Section 5.1). Notwithstanding anything to the contrary contained herein, no request may be made under this Section 5.1 within six months after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the Investors shall have been entitled to join pursuant to Sections 5.2 or 5.3 hereof, and in which there shall have been effectively registered all shares of Restricted Stock as to which registration shall have been requested by such Investors. If the Company receives a notice from an Investor or Investors that imposes on the Company the registration obligations of this Section 5.1, and if, in the reasonable opinion of the Board of Directors of the Company the general market conditions are not appropriate at the time for an offering, the Company may, at its option, delay the commencement of the performance of the Company's obligation pursuant to this Section 5.1 for up to one hundred twenty (120) days. If an Investor specifies in the notice, that the method of disposition of the Restricted Stock shall be an underwritten public offering, the Investor may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Restricted Stock pursuant to this Section
5.1 on two occasions only (irrespective of the number of Investors requesting such registration), PROVIDED, HOWEVER, that such obligation shall be deemed satisfied only when a registration statement covering shares of Restricted Stock, for sale in accordance with the method of disposition specified by the requesting Investor, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, such shares shall have been sold pursuant thereto. The Company shall be entitled to include in any registration statement referred to in this Section 5.1 for sale in accordance with the method of disposition specified by the requesting Investor, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Forms S-4 or S-8, or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from the requesting Investor pursuant to this Section 5.1 until the completion of the period of distribution of the registration contemplated thereby.

      5.2 PIGGYBACK REGISTRATION. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public), each such time it will give written notice to each Shareholder of its intention so to do. Upon the written request of Shareholders received by the Company within 30 days after the giving of any such notice by the Company, to register such number of shares of Restricted Stock held by each Shareholder (or by persons taking from such Shareholder pursuant to a Permitted Disposition) specified in such written request, the Company will cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by each Shareholder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section
5.2 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Restricted Stock to be included in such an underwriting may be reduced if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein. In the event such a reduction is necessary, (i) all Shareholders proposing to sell Restricted Stock in the offering shall bear the reduction on a pro-rata basis, based on the number of shares of Restricted Stock each Shareholder proposed to offer for sale in the Offering, or (ii) Shareholders holding a majority of the Shares may elect to withdraw from such registration all shares of Restricted Stock held by Shareholders as to which registration was requested. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 5.2 without thereby incurring any liability to any Shareholder.

      5.3 REGISTRATION ON FORM S-3. If at any time a Shareholder shall request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of shares of Restricted Stock then held by such Shareholder and the Company is a registrant entitled to use Form S-3 or any successor thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 5.3 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 5.4 hereof shall apply to such registration, PROVIDED, HOWEVER, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 5.3, and PROVIDED, FURTHER, HOWEVER, that the Company shall not be required to effect (i) more than one such registration in each six month period and (ii) any registration under this Section 5.3 that would require the Company to expedite the preparation or audit of its financial statements.

      5.4 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 5.1, 5.2, or 5.3 hereof to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

            (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 5.1 or 5.2 hereof, shall be on Form S-1, Form S-2, any successor forms thereto, or other form of general applicability satisfactory to the managing underwriter selected as herein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

            (c) furnish to each Shareholder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

            (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Shareholders, or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, PROVIDED, HOWEVER, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

            (e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange or NASDAQ on which the Common Stock of the Company is then listed or quoted;

            (f) notify each selling Shareholder at any time when a prospectus relating to Restricted Stock is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Shareholder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that the 180-day period described below will be tolled from the time a prospectus contains such a statement or omission until a prospectus correcting such statement or omission has been delivered to the Shareholders and may be delivered to the purchasers of such Restricted Stock in compliance with the Securities Act;

            (g) notify the selling Shareholders immediately, and confirm the notice in writing, (1) when the registration statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by the Company of any notification with respect to the suspension of qualification of the Restricted Stock for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, the Company will promptly use its best reasonable efforts to obtain the lifting of such order; and

            (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than 15 months after the effective date of the registration statement, an earnings statement covering a period of at least 12 months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

            For purposes hereof, the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or 180 days after the effective date thereof.

            In connection with each registration hereunder, each Shareholder will furnish to the Company in writing such information with respect to it as a stockholder as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

            In connection with each registration pursuant to Section 5.1, 5.2, or 5.3 hereof covering an underwritten public offering, the Company and each Shareholder agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

      5.5 EXPENSES. All reasonable expenses incurred by the Company in complying with Section 5.1, 5.2, or 5.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Restricted Stock , but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called "Selling Expenses".

            (a) The Company shall pay all Registration Expenses attributable to the shares of Restricted Stock of Shareholders included in the Registration in connection with each registration statement under Section 5.1, 5.2, or 5.3 hereof.

            (b) All Selling Expenses in connection with each registration statement under Section 5.1, 5.2, or 5.3 hereof shall be borne by the Shareholders and any other selling stockholder in proportion to the number of shares sold by each Shareholder, or by such other selling stockholders.

      5.6   INDEMNIFICATION AND CONTRIBUTION.

            (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 5.1, 5.2, or 5.3 hereof, the Company will indemnify and hold harmless each Shareholder, its directors and its officers (provided any such Shareholder is a seller of Restricted Stock thereunder), each underwriter of such Restricted Stock thereunder, and each other person, if any, who controls such Shareholder, its directors and its officers or underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which such Shareholder, its directors and officers, such underwriter or such person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any shares of Restricted Stock were registered under the Securities Act pursuant to Section 5.1, 5.2, or
5.3 hereof, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder, its directors and officers, each such underwriter and each such person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Shareholder, its directors and its officers, such underwriter and such person in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of the shares of Restricted Stock under the Securities Act pursuant to Section 5.1, 5.2, or 5.3 hereof, each Shareholder including Shares of Restricted Stock in such Registration, severally but not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter, and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, or liabilities, joint or several, to which the person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which any shares of Restricted Stock were registered under the Securities Act pursuant to Section 5.1, 5.2, or 5.3 hereof, any Preliminary Prospectus, or final Prospectus contained therein, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that each such Shareholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Shareholder, as such, respectively, furnished in writing to the Company by such Shareholder specifically for use in such registration statement or prospectus, and provided, further, however, that the respective liability of each Shareholder hereunder shall be limited to the proportion of any such loss, claim, damage, liability, or expense which is equal to the proportion that the public offering price of the shares sold by such Shareholder, under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by such Shareholder from the sale of shares of Restricted Stock or covered by such registration statement. In no event will any Shareholder be required to enter into any agreement or undertaking in connection with any registration under this Agreement providing for any indemnification or contribution obligation on the part of such Shareholder greater than such Shareholder's obligation under this Section 5.

            (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 5.6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 5 then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds received from sale of Restricted Stock offered by it pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

      5.7 CHANGES IN COMMON STOCK. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the registration rights granted in this Section 5 shall continue with respect to the Common Stock as so changed.

      5.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (c) furnish to each Shareholder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports as such Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Shareholder to sell any Restricted Stock without registration.

      5.9 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Corporation to register securities granted the Shareholders under Section 5 hereof may be assigned to a transferee or assignee in connection with any transfer or assignment of Restricted Stock provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least one-half of the shares of Restricted Stock (appropriately adjusted for stock split or recapitalization) then held by such Shareholder. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any shareholder, partner, or affiliate of an Investor without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

      5.10 STANDOFF AGREEMENT. Each Shareholder agrees, so long as such Shareholder holds at least five percent (5%) of the Company's outstanding voting equity securities, in connection with the Company's initial public offering, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Restricted Stock (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days from the effective date of such registration as may be requested by the underwriters; provided that the officers, directors, and all five percent or greater shareholders of the Company also agree to such restrictions.

                            6. GENERAL PROVISIONS

      6.1 TERM. This Agreement shall terminate and be of no force and effect, unless extended as provided herein, upon the first to occur of (a) the passage of twenty (20) years from the date of this Agreement, (b) the effective date of a written agreement signed by all of the parties hereto providing for the termination of this Agreement, or (c) the effective date of a Public Offering.

      6.2 LEGEND. During the term of this Agreement, each certificate representing the Shares shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof and the applicable security laws (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

On the face of the certificate:

"TRANSFER OF THIS STOCK IS RESTRICTED IN ACCORDANCE WITH CONDITIONS PRINTED ON THE REVERSE OF THIS CERTIFICATE."

On the reverse:

"THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERRABLE ONLY IN ACCORDANCE WITH THAT CERTAIN SHAREHOLDERS AGREEMENT BY AND AMONG TRANSEASTERN PROPERTIES OF SOUTH FLORIDA, INC. (THE "COMPANY") AND THE STOCKHOLDERS THEREOF, DATED JUNE 2, 1993, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY IN CORAL SPRINGS, FLORIDA. NO TRANSFER OR PLEDGE OF THE SHARES EVIDENCED HEREBY MAY BE MADE EXCEPT IN ACCORDANCE WITH AND SUBJECT TO THE PROVISIONS OF SAID AGREEMENT. BY ACCEPTANCE OF THIS CERTIFICATE, ANY HOLDER, TRANSFEREE OR PLEDGEE HEREOF AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SAID AGREEMENT."

"SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES ONLY AND NOT FOR RESALE, TRANSFER OR DISTRIBUTION, HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE AND FEDERAL SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO EFFECTIVE REGISTRATION UNDER SUCH LAWS, OR IN TRANSACTIONS OTHERWISE IN COMPLIANCE WITH SUCH LAWS, AND UPON EVIDENCE SATISFACTORY TO THE COMPANY OF COMPLIANCE WITH SUCH LAWS, AS TO WHICH THE COMPANY MAY RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY."

Each Shareholder shall promptly surrender the certificates representing his/her Shares to the Company so that the Company may affix the foregoing legends thereto. A copy of this Agreement shall be kept on file in the principal office of the Company in Coral Springs, Florida. Upon termination of all applicable restrictions set forth herein and upon tender to the Company of the appropriate stock certificates, the Company shall reissue to the holder of such stock certificates new stock certificates which shall contain only the second paragraph of the restrictive legend set forth above. The parties to this Agreement intend that the legend conform to the applicable provisions of the Uniform Commercial Code of Florida and the Florida Business Corporation Act. This legend may be modified from time to time by the Board of Directors of the Company to conform to such statutes or to this Agreement.

      6.3 EXTENSION OF TERM. This Agreement may be extended for additional ten
(10) year periods if all Shareholders bound by this Agreement at the time of the extension so agree in writing.

      6.4 CONTINUATION OF EMPLOYMENT. Nothing in this Agreement shall create an obligation on the Company to continue the employment of a Shareholder with the Company or any Affiliate of the Company.

      6.5 SPECIFIC ENFORCEMENT. The Shareholders expressly agree that they will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, any other Shareholder shall, in addition to all other remedies available with respect to such breach, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

      6.6 NOTICES. All notices, requests, consents, and other communications required or permitted hereunder shall be in writing and shall be effective when delivered in person or one day after deposit with a nationally recognized overnight delivery carrier properly addressed and prior to its deadline for receipt of overnight packages, or five days after deposit in the U.S. Mails, certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows (or at such other address for the parties as shall be specified by like notice):

                  (a)   if to the Company:

                        Transeastern Properties of South Florida, Inc. 7522 Wiles Road
                        Suite 203
                        Coral Springs, Florida
                        Attn:  President

                        with a copy (which shall not constitute notice) to:

                        Kinsey & Gleason
                        185 Northwest Spanish River Boulevard
                        Suite 100
                        Boca Raton, Florida 33431
                        Attn: John Kinsey, Esq.


                  (b) if to a Shareholder, to the Shareholder's address as
            reflected in the stock records of the Company or as the Shareholders shall designate to the Company in writing, with a copy (which shall not constitute notice) to Powell, Goldstein, Frazer & Murphy, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, GA 30303,
            Attn: Gerardo M. Balboni II, Esq.

                  (c) if to an Investor, to the Investor's address as reflected in the stock records of the Company or as the Investors shall designate to the Company in writing, with a copy (which shall not constitute notice) to Powell, Goldstein, Frazer & Murphy, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, GA 30303, Attn: Gerardo
            M. Balboni II, Esq.

      6.7 ASSIGNMENT. This Agreement shall not be assignable by any of the parties hereto without the written consent of the other parties.

      6.8 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida, irrespective of the choice of law provisions thereof.

      6.9 AMENDMENT. This Agreement may be amended, supplemented or interpreted at any time, but only by a written instrument executed by all the parties hereto.

      6.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      6.11 ENTIRE AGREEMENT. This Agreement, together with other documents delivered pursuant hereto or incorporated by reference herein, contain the entire agreement between the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof. No oral representation, agreement, or understanding made by any party hereto shall be valid or binding upon such party or any other party hereto.

      6.12 EFFECT OF OTHER LAWS AND AGREEMENTS. The rights and obligations of the parties under this Agreement shall be subject to any restrictions on the purchase of stock which may be imposed by the Florida Business Corporation Act or any agreement now or hereafter entered into between the Company and any financial institution with respect to loans or other financial accommodations made to the Company. Nothing contained herein shall be deemed to limit the obligations and duties imposed upon officers and directors in accordance with state and federal laws.

      6.13 FURTHER ASSURANCE. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      6.14 CAPTIONS AND SECTION HEADINGS. Except as used in Section 1, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

      6.15 WAIVER. Any waiver by any party hereto of any of his or its rights hereunder shall be without prejudice of his or its future assertion of any such rights, and any delay in exercising any rights shall not operate as a waiver thereof.

      6.16 SEVERABILITY OF PROVISIONS. If any one or more of the provisions of this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provision of this Agreement shall not be impaired in any way.

      6.17 SPECIFIC PERFORMANCE. In any action or proceeding to specifically enforce the provisions of this Agreement, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. The provisions of this paragraph shall not prevent any party from seeking a remedy at law in connection with any breach of this Agreement.

      6.18 SHAREHOLDER OBLIGATIONS. The obligations of the Shareholders hereunder are several and not joint.

            IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                        TRANSEASTERN PROPERTIES OF SOUTH
                                  FLORIDA, INC.

                                    By:

                                    Name:

                                    Title:

[CORPORATE SEAL]


Attest:
            Secretary



                                    INVESTORS:

                                    MEZZONEN, S.A.

                                    By: Patrick Savin, Chief Financial Officer


                      THE HANDLER FAMILY TRUST DTD 9/12/91

                                    By: Richard Handler, Trustee


                                    CHRISTOPHER ALLICK
                                    ANDREW WHITTAKER
                                    DAVID F. EISNER
                                    DAVID J. LOSITO


                                    By:
                                          Kenneth Taratus, Attorney-in-Fact
                                          under POA dated June 1, 1993


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                          SHAREHOLDERS:
SHARES OF
COMMON STOCK:

241,667                                                          (SEAL)
                                          Arthur J. Falcone
                                    and
                                                                    (SEAL)
                                          Marcy Falcone

241,667                                                          (SEAL)
                                          Edward W. Falcone
                                    and
                                                                      (SEAL)
                                          Diana Falcone

241,667                                                          (SEAL)
                                          Philip Cucci, Jr.
                                    and
                                                                        (SEAL)
                                          Linda Cucci